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                                    EXHIBIT B

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Cistron Biotechnology, Inc. dated as of November 13, 1998 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Date:  November 13, 1998               RHONE-POULENC S.A.


                                       By:   /s/ Damian Braga
                                             -----------------------------------
                                             Damian Braga
                                             Attorney-in-Fact


Date:  November 13, 1998               PASTEUR MERIEUX SERUMS & VACCINS, S.A.


                                       By:   /s/ Damian Braga
                                             -----------------------------------
                                             Damian Braga
                                             Attorney-in-Fact